                                                               EXHIBIT 15.1



Stockholders and
Board of Directors
IMCO Recycling Inc.


We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 33-26641, Form S-8 No. 33-34745, Form S-8 No. 33-76780, Form S-8
No. 333-00075, and Form S-8 No. 333-07091) pertaining to the Nonqualified Stock Option Plan of IMCO Recycling Inc., the IMCO Recycling Inc. Amended and Restated Stock Option Plan, the IMCO Recycling Inc. 1992 Stock Option Plan, the IMCO Recycling Inc. Amended and Restated 1992 Stock Option Plan, and the IMCO Recycling Inc. Annual Incentive Program of our report dated April 27, 1998 relating to the unaudited condensed consolidated interim financial statements of IMCO Recycling Inc. which are included in its Form 10-Q for the quarter ended March 31, 1998.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                                  /s/  ERNST & YOUNG LLP



Dallas, Texas
May 6, 1998